UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011

MICROVISION, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21221	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6222 185th Avenue NE

Redmond, Washington 98052

(Address of principal executive offices) (Zip Code)

(425) 936-6847

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of MicroVision, Inc. (the “Company”) was held on June 9, 2011, pursuant to notice duly given. The stockholders voted on four proposals, which are described in detail in the Company’s definitive proxy statement dated April 28, 2011.

The results are as follows:

Proposal I.	All of the Company’s nominees for director were elected by the votes set forth in the table below:

Nominee	For	Abstain	Broker Non-Votes
Richard A. Cowell	25,773,031	1,214,609	59,642,164
Slade Gorton	25,608,770	1,378,870	59,642,164
Jeanette Horan	25,808,400	1,179,240	59,642,164
Perry Mulligan	25,806,758	1,180,882	59,642,164
Alexander Tokman	25,344,139	1,643,501	59,642,164
Brian Turner	25,801,340	1,186,300	59,642,164

Proposal II.	The stockholders approved, on an advisory basis, the compensation of the Company’s executive officers by the votes set forth in the table below:

For:	24,189,787
Against:	2,350,049
Abstain:	447,804
Broker Non-Votes:	59,642,164

Proposal III.	The stockholders recommended the frequency with which the Company should hold its advisory vote on executive compensation, as set forth below:

One Year:	9,772,412
Two Years:	666,983
Three Years:	16,268,764
Abstain:	279,481
Broker Non-Votes:	59,642,164

In accordance with our stockholder’s recommendation, our Board of Directors has determined to include an advisory stockholder vote on executive compensation in our proxy materials every three years until the next required advisory vote on the frequency of an executive compensation vote, which will occur no later than our annual meeting of stockholders in 2017.

Proposal IV.

     The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, by the votes set forth in the table below:

For:	85,076,111
Against:	599,618
Abstain:	954,075

The proposal to ratify the appointment of PricewaterhouseCoopers LLP was a routine matter and, therefore, there were no broker non-votes relating to that matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

/s/ Thomas M. Walker
Thomas M. Walker
Vice President, General Counsel & Secretary

Dated: June 10, 2011